SIGNIFICANT SUBSIDIARIES
Information about the intercorporate relationships among the Company and its significant subsidiaries is provided in the table below.

| # | Legal Entity Name | Jurisdiction of Formation | Percentage of Equity Interests Owned |
|---|---|---|---|
| 1 | Concordia International Corp. (f/k/a Concordia Healthcare Corp.) | Ontario | |
| 2 | Concordia Laboratories Inc. | Luxembourg | 100% |
| 3 | Concordia Pharmaceuticals Inc. | Luxembourg | 100% |
| 4 | Concordia Financing (Jersey) Limited | Jersey | 100% |
| 5 | Concordia Investments (Jersey) Limited | Jersey | 100% |
| 6 | Amdipharm Holdings S.á R.L. | Luxembourg | 100% |
| 7 | Amdipharm AG | Switzerland | 100% |
| 8 | Amdipharm BV | Netherlands | 100% |
| 9 | Amdipharm Limited | Ireland | 100% |
| 10 | Amdipharm Mercury Holdco UK Ltd. | United Kingdom | 100% |
| 11 | Amdipharm Mercury UK Ltd. | United Kingdom | 100% |
| 12 | Concordia Holdings (Jersey) Limited | Jersey | 100% |
| 13 | Amdipharm Mercury International Limited | Jersey | 100% |
| 14 | Concordia Investment Holdings (UK) Limited | United Kingdom | 100% |
| 15 | Mercury Pharma Group Ltd. | United Kingdom | 100% |
| 16 | Abcur AB | Sweden | 100% |
| 17 | Concordia International Rx (UK) Limited (f/k/a Amdipharm Mercury Company Limited) | United Kingdom | 100% |
| 18 | Focus Pharma Holdings Limited | United Kingdom | 100% |
| 19 | Focus Pharmaceuticals Limited | United Kingdom | 100% |
| 20 | Mercury Pharma (Generics) Ltd. | United Kingdom | 100% |
| 21 | Mercury Pharmaceuticals (Ireland) Ltd. | Ireland | 100% |
| 22 | Mercury Pharma International Ltd. | Ireland | 100% |
| 23 | Mercury Pharmaceuticals Ltd. | United Kingdom | 100% |